3: Inland Western Retail Real Estate Trust, Inc.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland 42-1579325

(State of incorporation or organization) (I.R.S. Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois 60523

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this Form relates: 333-118860

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Title of Class

Item 1. Description of Registrant's Securities to be Registered

In response to this item, incorporated by reference herein is the description of Registrant's Common Stock, $0.001 par value per share, contained under the caption "Description of Securities" on page 324 of the Prospectus dated December 21, 2004 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 that forms a part of Pre-Effective Amendment No. 2 to Form S-11, File No. 333-118860, filed under the Securities Act of 1933 with the Securities and Exchange Commission on December 21, 2004.

Item 2. Exhibits

Exhibit No. Description

3.1 Second Amended and Restated Articles of Incorporation of Inland Western Retail Real Estate Trust, Inc. (incorporated herein by reference to Exhibit No. 3.1 filed with Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, File No. 333-118860, filed on November 10, 2004).

3.2 Second Amended and Restated Bylaws of Inland Western Retail Real Estate Trust, Inc. (incorporated hereby by reference to Exhibit No. 3.2.1 to the Registrant's Form 10-K for the year ended December 31, 2004, filed on March 7, 2005).

4.1 Specimen Certificate for Shares of the Registrant's Common Stock (incorporated herein by reference to the Registrant's Registration Statement on Form S-11, File No. 333-103799, filed on March 13, 2003).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INLAND WESTERN RETAIL REAL

ESTATE TRUST, INC.

By:______ /s/ Robert D. Parks_________

Robert D. Parks

Chairman and Chief Executive Officer

Dated: March 9, 2005

Exhibit No. Description

3.1 Second Amended and Restated Articles of Incorporation of Inland Western Retail Real Estate Trust, Inc. (incorporated herein by reference to Exhibit No. 3.1 filed with Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11, File No. 333-118860, filed on November 10, 2004).

3.2 Second Amended and Restated Bylaws of Inland Western Retail Real Estate Trust, Inc. (incorporated hereby by reference to Exhibit No. 3.2.1 to the Registrant's Form 10-K for the year ended December 31, 2004, filed on March 7, 2005).

4.1 Specimen Certificate for Shares of the Registrant's Common Stock incorporated herein by reference to the Registrant's Registration Statement on Form S-11, File No. 333-103799, filed on March 13, 2003).